EXHIBIT 99.1
Encore Acquisition Company Announces an Agreement to Acquire Producing Properties in the Big Horn Basin for $400 Million in Cash
FORT WORTH, Texas—(BUSINESS WIRE)—January 17, 2007
Encore Acquisition Company (NYSE:EAC) today announced that it has entered into an agreement with subsidiaries of Anadarko Petroleum Corporation to purchase oil and natural gas properties in the Big Horn Basin in Wyoming for $400 million in cash, subject to customary purchase price adjustments.
The properties are comprised of the Elk Basin Unit and the Gooseberry Unit in Park County, Wyoming. Encore’s internal engineers have estimated that the properties have total proved reserves of approximately 20 million barrels of oil equivalent (“BOE”), which are 97% oil and 90% proved developed producing. Encore estimates that the 2 million BOE of proved undeveloped reserves will require approximately $17 million to develop. The properties currently produce approximately 4,000 net BOE per day with an additional 350 net BOE per day of natural gas liquids produced by the Elk Basin Gas Plant. The producing properties have a shallow one-year proved developed decline rate estimated at 6%. Encore estimates that the properties have a total proved reserves-to-production ratio of approximately 14 years. These properties will be 100% operated by Encore and fit nicely into Encore’s long-life portfolio.
The acquisition also includes the Elk Basin Gas Plant which processes natural gas liquids from the produced gas in the Elk Basin Unit and injects waste gases into the field to maintain production.
Encore’s internal engineers have estimated that the proved developed properties will generate approximately $50 million in cash flow (revenues less direct operating expenses) in each of 2007 and 2008. Lease operating expenses are estimated to be approximately $10.25 per BOE.
Jon S. Brumley Encore’s Chief Executive Officer and President stated that “The luxury of these properties is that production can be held flat with a relatively modest $7 million annual investment and the remaining $43 million is available to grow production or to reduce debt”. He continued, “We are comfortable with waterfloods and tertiary recovery projects because they fit into our basket of expertise.”
In connection with the acquisition, Encore has purchased put contracts on approximately two-thirds of the acquisition’s proved developed producing volumes at $65.00 per barrel for remainder of 2007 and all of 2008. By purchasing puts, the Company has mitigated the negative effects of declining commodity prices in 2007 and 2008 with respect to the acquired production, while retaining the benefits of increasing commodity prices.
Bank of America will provide the financing of the acquisition for Encore under one or more credit facilities.
Credit Suisse Securities (USA) LLC served as financial advisor to Encore on the transaction which is expected to close in March of 2007.
In conjunction with this release, Encore will host a conference call and simultaneous webcast. A presentation further describing the Big Horn Basin acquisition will be available on Encore’s website prior to the conference call.
The conference call can be accessed as follows:

Title: Encore Acquisition Company Big Horn Basin Conference Call
Date and Time: Wednesday, January 17, 2007 at 7:00 a.m. central time
Webcast: Listen to the live broadcast via http://www.encoreacq.com
Telephone: Dial 877-356-9552 ten minutes prior to the scheduled time and request the conference call by supplying the title specified above.
A replay of the conference call will be archived and available via Encore’s website at the address above or by dialing 800-642-1687 and entering conference ID 6594059. The replay will be available through January 24, 2007. International or local callers can dial 706-679-0419 for the live broadcast or 706-645-9291 for the replay.
About the Company:
Encore Acquisition Company is engaged in the development of onshore North American oil and natural gas reserves. Since 1998, Encore has acquired high-quality assets and grown them through drilling, waterflood, and tertiary projects. Encore’s properties are located in the Rockies, the Mid-Continent, and the Permian Basin.
Cautionary Statements:
This press release includes forward-looking statements, which give Encore’s current expectations or forecasts of future events based on currently available information. Forward-looking statements in this press release relate to, among other things, the following: estimates of proved reserves, expected decline rates; current production; reserve-to-production ratios; the ability to increase production; potential upsides; expected cash flows and capital requirements; the anticipated funding of the acquisition; the level of lease operations expense; Encore’s expectations with respect to hedges; the expected closing of the transaction; and any other statements that are not historical facts. The assumptions of management and the future performance of Encore are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect Encore’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; Encore’s ability to find, acquire, market, develop, and produce new properties; the risk of drilling dry holes; oil and natural gas price volatility; hedging arrangements (including the costs associated therewith); uncertainties in the estimation of proved, probable and potential reserves and in the projection of future rates of production and reserve growth; inaccuracies in Encore’s assumptions regarding items of income and expense; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; risks related to Encore’s high-pressure air program; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of Encore’s properties; Encore’s ability to find and retain skilled personnel; diversion of management’s attention from existing operations while pursuing acquisitions or joint ventures; availability of capital; the strength and financial resources of Encore’s competitors; regulatory developments; environmental risks; general economic and business conditions; industry trends; and other factors detailed in Encore’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. Encore undertakes no obligation to publicly update or revise any forward-looking statements.

The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms such as “potential”, “upside”, or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines would prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and, accordingly, are subject to substantially greater risk of being actually realized by Encore. Investors are urged to consider closely the disclosure in our Form 10-K and Form 10-Qs, File No. 1-16295, available from us at Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, Attention: Corporate Secretary. You can also obtain these forms on the SEC’s website at www.sec.gov.
Contact:
Encore Acquisition Company, Fort Worth
Bob Reeves, Chief Financial Officer
817-339-0918